Exhibit 23.9

        [Letterhead of John P. Hunter & Associates Ltd.]


                       ENGINEER'S CONSENT

      We  consent to the reference to our appraisal for Northstar
Energy Corporation as of the years ended December 31, 1996 and 1997, incorporated herein by reference.



                         JOHN P. HUNTER & ASSOCIATES LTD.

                         JOHN P. HUNTER
                         John P. Hunter, P. Eng.

March 8, 2000